U. S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

As filed with the Securities and Exchange Commission on ______________, 2005            Registration No. 333-______________

Red Carpet Entertainment, Inc.,
(Exact name of registrant as specified in its charter)

Nevada	2300	01-0670370
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3375 East Slauson Avenue, Suite 2, Vernon, California		90058
(Address of registrant's principal executive offices)		(Zip Code)
	(323) 583-3385
	(Registrant's Telephone Number, Including Area Code)

Renee Raimondi
3375 East Slauson Ave.
Vernon, CA 90058
Tel: (323) 583-3385
(Name, Address and Telephone Number of Agent for Service)

Copies to:
Karin Carter, Esq.
3245 Dublin Blvd., Suite 426
Dublin, CA 94568
Tel: (925) 828-3555
Fax: (925)905-5850

Approximate date of proposed sale to the public: From time to time after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]_______

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]_______

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]_______

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.001 par value	842,500 (1)	$0.50	$421,250	$45.07

(1)Represents shares offered by selling shareholders. The offering price of $0.50 per share for the selling shareholder was estimated for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Preliminary Prospectus
Red Carpet Entertainment, Inc.,
a Nevada corporation

842,500 Shares of Common Stock

This prospectus relates to 842,500 shares of common stock of Red Carpet Entertainment, Inc., which are issued and outstanding shares of our common stock, acquired by the selling security holders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933. The selling security holders will offer and sell the shares at $0.50 per share, making the aggregate offering price to the public approximately $421,250 if all the shares are sold.

Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. The selling security holders will sell those 842,500 shares of our issued and outstanding common stock at a price of $0.50 per share until the shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will not receive any of the proceeds from the sale of those shares being offered by the selling shareholders.

Title of securities to be offered	Number of offered shares	Offering price per share	Proceeds
Common Stock	842,500	$0.50	$421,250

See “Risk Factors” on Pages 5 to 9 for factors to be considered before purchasing shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale of these securities is not permitted.

The date of this prospectus is January 20, 2006.
Subject to completion.

TABLE OF CONTENTS

Prospectus Summary	4
Risk Factors	5
Forward Looking Statements	9
Use of Proceeds	9
Determination of Offering Price	9
Dilution	9
Selling Security Holders	9
Plan of Distribution	10
Legal Proceedings	11
Directors, Executive Officers, Promoters and Control Persons	11
Security Ownership of Certain Beneficial Owners and Management	13
Description of Securities	13
Interest of Named Experts and Counsel	14
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	14
Organization Within Last Five Years	14
Description of Business	14
Management’ Discussion and Analysis of Financial Condition and Results of Operations	18
Description of Property	20
Certain Relationships and Related Transactions	21
Market for Common Equity and Related Stockholder Matters	22
Executive Compensation	23
Financial Statements	24
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	54
Legal Matters	54
Experts	54
Additional Information	54
Indemnification of Directors and Officers	54
Other Expenses of Issuance and Distribution	54
Recent Sales of Unregistered Securities	55
Exhibits	56
Undertakings	57
Signatures	58

Outside Back Cover Page

Dealer Prospectus Delivery Obligation

Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary

Our Business:	Our principal business address is 3375 East Slauson Avenue, Suite 2, Vernon, California 90058. Our telephone number is (323) 583-3385.

Through our majority-owned subsidiary Landes Daily, Inc., we design, develop, market, distribute and sell t-shirts, sweatshirts, thermals, twill shorts and other apparel. We currently have developed the “Landes Daily” brand and we manufacture, market, distribute and sell that line in the United States, Europe and Asia. Our products are sold in Nordstrom, Bloomingdales and high-end boutiques such as Fred Segal and online through other retailers.

We currently sell women's styles, which are made with high quality fabrics from the United States, Italy, and other countries. Although we operate in a highly competitive market, what we believe distinguishes the Landes Daily brand products is the style, fit and appeal to our target market.

Our initial strategy is to limit distribution to high-end retailers, building a reputation for producing a quality product with on-time delivery. We do not currently plan to launch an aggressive advertising campaign directly to the consumer.

Our state of organization:	We were incorporated in Nevada on April 8, 2002.

Summary financial information:
The summary financial information set forth below is derived from the more detailed financial statements appearing elsewhere in this prospectus. We have prepared our financial statements contained in this prospectus in accordance with accounting principles generally accepted in the United States. All information should be considered in conjunction with our financial statements and the notes contained elsewhere in this prospectus.

Income Statement	Period Ending September 30, 2005	Year Ending December 31, 2004

Gross Profit	$18,342	$0
Operating Expenses	$66,629	$9,045
Net Loss	($48,423)	($9,045)
Net Loss Per Share	($0.01)	$0.00

Balance Sheet	September 30, 2005	December 31, 2004

Total Assets	$675,513	$0
Total Liabilities	$392,932	$20,660
Shareholders' Equity	$284,757	($20,660)
(Deficiency)

Number of shares being offered:
The selling security holders want to sell 842,500 shares of our issued and outstanding common stock. The selling security holders will sell at a price of $0.50 per share until the shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

Estimated use of proceeds:	We will not receive any of the proceeds from the sale of those shares being offered by the selling security holders.

RISK FACTORS

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative in nature and involves a lot of risks. Any person who cannot afford the loss of his or her entire purchase price for the offered shares should not purchase of the offered shares because such a purchase is highly speculative and involves significant risks. Our business objectives must also be considered speculative, and we cannot guaranty that we will satisfy those objectives. Purchasers of the offered shares may not realize any return on their purchase of the offered shares. Purchasers may lose their investments in us completely.

We have a limited operating history upon which an evaluation of our prospects can be made.

We were formed on April 8, 2002. Our lack of operating history in the apparel industry makes an evaluation of our business and prospects very difficult. Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business. We cannot be certain that our business will be successful or that we will generate significant revenues and become profitable.

Our recently-acquired majority-owned subsidiary, Landes Daily, Inc., was formed in October 2004 to design, develop, manufacture, market, distribute and sell high end fashion jeans, apparel and accessories. As a result, it does not have a meaningful historical record of sales and revenues nor an established business track record. While our management believes that we have an opportunity to be successful in the contemporarily apparel market, we cannot guaranty that we will be successful in accomplishing our business initiatives, or that we will achieve any significant level of revenues, or ever recognize net income, from the sale of our products. Unanticipated problems, expenses and delays are frequently encountered in increasing production and sales and developing new products, especially in the current stage of our business. Our ability to continue to successfully develop, produce and sell our products and to generate significant operating revenues will depend on our ability to, among other matters:

•	successfully market, distribute and sell our products or enter into agreements with third parties to perform these functions on our behalf; and
•	obtain the financing required to implement our business plan.

Given Landes Daily's limited operating history, our lack of long-term sales history and other sources of revenue, there can be no assurance that we will be able to achieve any of our goals and develop a sufficiently large customer base to be profitable.

We have incurred a net loss since inception and expect to incur net losses for the foreseeable future

As of September 30, 2005 our net loss since inception was $79,338. We expect to incur significant operating and capital expenditures and, as a result, we expect significant net losses in the future. We will need to generate significant revenues to achieve and maintain profitability. We may not be able to generate sufficient revenues to achieve profitable operations.

Our dependence on independent manufacturers and suppliers of raw materials reduces our ability to control the manufacturing process, which could harm our sales, reputation and overall profitability.

We depend on independent contract manufacturers and suppliers of raw materials to secure a sufficient supply of raw materials and maintain sufficient manufacturing and shipping capacity in an environment characterized by declining prices, labor shortage, continuing cost pressure and increased demands for product innovation and speed-to-market. This dependence could subject us to difficulty in obtaining timely delivery of products of acceptable quality. In addition, a contractor's failure to ship products to us in a timely manner or to meet the required quality standards could cause us to miss the delivery date requirements of our customers. The failure to make timely deliveries may cause our customers to cancel orders, refuse to accept deliveries, impose non-compliance charges through invoice deductions or other charge-backs, demand reduced prices or reduce future orders, any of which could harm our sales, reputation and overall profitability.

We do not have long-term contracts with any of our independent contractors and any of these contractors may unilaterally terminate their relationship with us at any time. While management believes that there exists an adequate supply of contractors to provide products and services to us, to the extent we are not able to secure or maintain relationships with independent contractors that are able to fulfill its requirements, our business would be harmed.

We may not be able to adequately protect our intellectual property rights.

The loss of or inability to enforce our trademark, "Landes Daily” or any of our future proprietary or licensed designs, patents, know-how and trade secrets could harm our business. If any third party copies or otherwise gains access to our trademarks or other proprietary rights, or develops similar products independently, it may be costly to enforce our rights and we would not be able to compete as effectively.

Additionally, the laws of foreign countries may provide inadequate protection of intellectual property rights, making it difficult to enforce such rights in those countries. We may need to bring legal claims to enforce or protect our intellectual property rights. Any litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources. In addition, notwithstanding the rights we have secured in our intellectual property, third parties may bring claims against us alleging that we have infringed on their intellectual property rights or that our intellectual property rights are not valid. Any claims against us, with or without merit, could be time consuming and costly to defend or litigate and therefore could harm our business.

Our sales are heavily influenced by general economic cycles.

Apparel is a cyclical industry that is heavily dependent upon the overall level of consumer spending. Purchases of apparel and related goods tend to be highly correlated with cycles in the disposable income of our consumers. Our customers anticipate and respond to adverse changes in economic conditions and uncertainty by reducing inventories and canceling orders. As a result, any substantial deterioration in general economic conditions, increases in interest rates, acts of war, terrorist or political events that diminish consumer spending and confidence in any of the regions in which we compete, could reduce our sales.

Our business is highly competitive and depends on consumer spending patterns.

The apparel industry is highly competitive. We face a variety of competitive challenges including:

•	anticipating and quickly responding to changing consumer demands;
•	developing innovative, high-quality products in sizes and styles that appeal to consumers;
•	competitively pricing our products and achieving customer perception of value; and
•	the need to provide strong and effective marketing support.

We must successfully gauge fashion trends and changing consumer preferences to succeed.

Our success is largely dependent upon our ability to gauge the fashion tastes of our customers and to provide merchandise that satisfies retail and customer demand in a timely manner. The apparel business fluctuates according to changes in consumer preferences dictated in part by fashion and season. If we misjudge the market for our merchandise, our sales may decline. Our ability to anticipate and effectively respond to changing fashion trends depends in part on our ability to attract and retain key personnel in our design, merchandising and marketing staff. Competition for these personnel is intense, and we cannot be sure that we will be able to attract and retain a sufficient number of qualified personnel in future periods.

We currently own and operate only one brand, landes daily. if we are unsuccessful in marketing and distributing this brand or in executing our other strategies, we may not generate more significant revenues and become profitable.

While our goal is to employ a multi-brand strategy that will ultimately diversify the fashion and other risks associated with reliance on a limited product line, we currently operate, directly and through our majority owned subsidiary, Landes Daily, Inc. only one brand, Landes Daily. If we are unable to successfully market and distribute the Landes Daily brand, or if the popularity of fashion brand decreases, or if we are unable to execute on our multi-brand strategy to acquire or license additional companies or brands, as applicable, identified by our management from time to time, we not become profitable.

If we are unable to manage our future growth and to hire adequate staff to manage our operations, our growth could harm our future business results and may strain our managerial and operational resources

As we proceed with the production, marketing and sale of our products, we expect to experience significant and rapid growth of our business. We may need to add staff to manage operations, handle sales and marketing efforts and perform finance and accounting functions. We may be required to hire a broad range of additional personnel in order to successfully advance our operations. This growth is likely to place a strain on our management and operational resources. The failure to develop and implement effective operational and financial systems, or to hire and retain sufficient personnel for the performance of all of the functions necessary to effectively service and manage our potential business, or the failure to manage growth effectively, could have a material adverse effect on our business and financial condition.

We must develop an effective marketing and sales program to generate any significant revenues.

We will be required to develop a marketing and sales campaign that will effectively showcase our products. We depend substantially upon third parties for several critical elements of our business including, among other things, marketing, sales and distribution activities. There can be no assurance that we or these third parties will be able to establish or maintain adequate sales, marketing and distribution capabilities, that we will be able to enter into marketing agreements or relationships with third parties in additional territories on financially acceptable terms or that any third parties with whom we enter into such arrangements will be successful in marketing, selling or distributing our products. If they are not, our business could be negatively impacted. Also, if we are unable to maintain our relationships with these sales agents and distributors or if these sales agents and distributors begin selling our competitors products, then our ability to generate revenues through the sale of our products could be negatively impacted.

Our operating results may fluctuate significantly.

Management expects that we will experience substantial variations in our net sales and operating results from quarter to quarter. We believe that the factors which influence this variability of quarterly results include:

•	the timing of our introduction of new product lines;
•	the level of consumer acceptance of each new product line;
•	general economic and industry conditions that affect consumer
•	spending and retailer purchasing;
•	the availability of manufacturing capacity;
•	the seasonality of the markets in which we participate;
•	the timing of trade shows;
•	the product mix of customer orders;
•	the timing of the placement or cancellation of customer orders;
•	the weather;
•	transportation delays;
•	quotas and other regulatory matters;
•	the occurrence of charge backs in excess of reserves; and
•	the timing of expenditures in anticipation of increased sales and actions of competitors.

As a result of fluctuations in our revenue and operating expenses that may occur, management believes that period-to-period comparisons of our results of operations are not a good indication of our future performance. It is possible that in some future quarter or quarters, our operating results will be below the expectations of securities analysts or investors. In that case, our common stock price could fluctuate significantly or decline.

Our officers and directors control our operations and matters requiring shareholder approval

Our officers and directors own approximately 82.3% of our outstanding shares of common stock. As a result, our officers and directors will have the ability to significantly influence all matters requiring approval by our shareholders, including the election and removal of directors. Such control will allow our officers and directors to control the future course of the company. Our officers and directors do not intend to purchase any of the shares in this offering.

The loss of our key management personnel would harm our future development and could impair our ability to succeed.

Our performance is substantially dependent upon the expertise of our management, Renee Raimondi and Rich Landes, and our ability to continue to hire and retain such personnel. These individuals spend all of their working time working with our company and our majority-owned subsidiary. It may be difficult to find sufficiently qualified individuals to replace Ms. Raimondi or Mr. Landes or other key management personnel if we were to lose any one or more of them. The loss of any of our key management personnel could harm our business, development, financial condition, and operating results. We do not maintain "key person" life insurance on any of our directors or senior executive officers.

Changes in government regulation and supervision could increase our operating costs reducing our ability to operate profitably.

Any negative changes to international trade agreements and regulations such as NAFTA and the World Trade Organization where there is a rise in trade quotas, duties, taxes and similar impositions as well as limiting the countries from whom we can purchase our fabric or other component materials, or limiting the countries where we might market and sell our products could significantly hinder our ability to become profitable.

The offering price of the shares of common stock was arbitrarily determined. Therefore, investors may lose all or part of their investment if the offering price is higher than the current market value of the offered shares.

The offering price of the shares of common stock being offered by the selling security holders has been determined arbitrarily and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have only generated minimal revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets owned by us. Investors could lose all or a part of their investment if the offering price has been arbitrarily set too high. Even if a public trading market develops for our common stock, the shares may not attain market values commensurate with the offering price.

We lack a public market for shares of our common stock, which may make it difficult for investors to sell their shares.

There is no public market for shares of our common stock. We cannot guaranty that an active public market will develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and introduction of new products and services.

Our auditors have questioned our ability to continue operations as a “going concern.” Investors may lose all of their investment if we are unable to continue operations.

We hope to obtain revenues from future product sales, but there is no commitment by any person for purchase of our products. In the absence of significant sales and profits, we may seek to raise additional funds to meet our working capital needs principally through the additional sales of our securities. However, we cannot guaranty that we will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtainable on terms satisfactory to us. As a result, our auditors believe that substantial doubt exists about our ability to continue operations.

Forward Looking Statements

Information in this prospectus contains “forward looking statements” which can be identified by the use of forward-looking words such as “believes”, “estimates”, “could”, “possibly”, “probably”, “anticipates”, “estimates”, “projects”, “expects”, “may”, or “should” or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

Use of Proceeds

We will not receive any of the proceeds from the sale of shares being offered by the selling security holders.

Determination of Offering Price

Factors Used to Determine Share Price. The offering price of the shares being offered by the selling security holders has no relationship to any established criteria of value, such as book value or earnings per share. The selling security holders will offer and sell the shares at $0.50 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

Dilution

The shares offered for sale by the selling security holders are already outstanding and, therefore, do not contribute to dilution.

Selling Security Holders

The following table sets forth information concerning the selling security holders including:

1.	the number of shares owned by the selling security holders prior to this offering;
2.	the total number of shares that are to be offered by the selling security holders;
3.	the total number of shares of common stock that will be owned by the selling security holders upon completion of the offering; and
4.	the percentage of common stock that will be owned by the selling security holders upon completion of the offering if all of the offered shares are sold by the selling security holders.

The shares offered for sale constitute all of the shares known to us to be beneficially owned by the selling security holders.
The selling security holders have no position or office with us, nor any material relationship with us, except as listed below.
The selling security holders are not broker-dealers or affiliates of broker-dealers to our knowledge.

Name of Selling Security Holder	Amount of Shares of Common Stock Owned by Selling Security Holder Before the Offering	Amount of Shares of Common Stock to be Offered by the Selling Security Holder	Amount of Shares of Common Stock Owned by Selling Security Holder After the Offering	Percentage of Common Stock Owned if all of the Offered Shares Are Sold
Bryon O. Blanco	10,000	10,000	0	0%
Michael David Buchner	12,500	12,500	0	0%
Matthew D. Buchner	15,000	15,000	0	0%
Karin Carter	10,000	10,000	0	0%
Marsina Doval Chaney	10,000	10,000	0	0%
Deron M. Colby	25,000	25,000	0	0%
Dina Corsi	10,000	10,000	0	0%
Eric J. Devaney	10,000	10,000	0	0%
David M. Doyle	25,000	25,000	0	0%
Elite Media Assets Limited	350,000	100,000	250,000	3.3%
Gina Garcia	10,000	10,000	0	0%
Erin Gebo	10,000	10,000	0	0%
Darryl Gebo	10,000	10,000	0	0%
Derek Gebo	10,000	10,000	0	0%
Richard Glavas	10,000	10,000	0	0%
Maudretha Graham	10,000	10,000	0	0%
Carlos M. Hernandez	50,000	50,000	0	0%
Anderson Hinsch	350,000	100,000	250,000	3.3%
Ann Johnson	100,000	100,000	0	0%
Charmen Johnson	15,000	15,000	0	0%
Lissa Johnson	20,000	20,000	0	0%
Stephen Johnson	10,000	10,000	0	0%
Cindy Leclair	10,000	10,000	0	0%
Raymond Lewis	10,000	10,000	0	0%
Michael J. Muellerleile	50,000	50,000	0	0%
Lan P. Nguyen	10,000	10,000	0	0%
Amy P. Pontillas	25,000	25,000	0	0%
Mark A. Sahagun	25,000	25,000	0	0%
Kenneth W. Stone & Anne M. Stone JTTEN	100,000	100,000	0	0%
Lori Catherine Stone	10,000	10,000	0	0%
Gregory Alan Stone	10,000	10,000	0	0%
Vincent Whitley	10,000	10,000	0	0%

Plan of Distribution

The offering by the selling security holders may start as soon as this registration statement is declared effective. The selling security holders will sell at a price of $0.50 per share until the shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The selling security holders may sell our common stock in the over-the-counter market, or on any securities exchange on which our common stock is or becomes listed or traded, in negotiated transactions or otherwise. The shares will not be sold in an underwritten public offering. The shares may be sold directly or through brokers or dealers. The methods by which the shares may be sold include:

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its account;
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
•	privately negotiated transactions.

Brokers and dealers engaged by selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling security holders, or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser, in amounts to be negotiated. Broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a selling security holder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such selling security holder. Broker-dealers who acquire shares as principal may resell those shares from time to time in the over-the-counter market or otherwise at prices and on terms then prevailing or then related to the then-current market price or in negotiated transactions and, in connection with such resales, may receive or pay commissions. In the event that a broker-dealer is added as a formal participant to the marketing effort of the selling security holders, we will file a post effective amendment to disclose such event.

The selling security holders and any broker-dealers participating in the distributions of the shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of shares by the selling security holders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts. The shares may also be sold pursuant to Rule 144 under the Securities Act of 1933 beginning one year after the shares were issued.

We have filed the registration statement, of which this prospectus forms a part, with respect to the sale of the shares by the selling security holders.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling security holders are subject to applicable provisions which limit the timing of purchases and sales of our common stock by the selling security holders.

We will pay all expenses in connection with the registration and sale of our common stock. None of the expenses will be paid by the selling security holders. The estimated expenses of issuance and distribution for all the shares being registered by this registration statement are set forth below.

Registration Fees	Approximately	$45.07
Transfer Agent Fees	Approximately	$350.00
Costs of Printing and Engraving	Approximately	$500.00
Legal Fees	Approximately	$10,000.00
Accounting Fees	Approximately	$30,000.00

We have informed the selling security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this registration statement, they are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling security holders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

Legal Proceedings

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Directors, Executive Officers, Promoters and Control Persons

The following table sets forth information regarding our executive officer and director.

Name	Age	Position
Renee Raimondi	31	President, Chief Financial Officer and Director
Rich Landes	34	Secretary and Director
Chris Johnson	32	Director

Renee Raimondi. Renee Raimondi has been our president, chief financial officer and one of our directors since June 2005, and has been an officer and director of Landes Daily, Inc. since 2004. Ms. Raimondi devotes all of her time to our business and is primarily responsible for our day-to-day operations and sales and marketing of our Landes Daily apparel products.  From 2001 to 2004, Ms. Raimondi was the National Sales Manager at Blue Cult Inc., a high-end premium denim line where she was responsible for introducing them to all major department stores. Ms. Raimondi managed a sales team of seven sales representatives for Blue Cult and was responsible for generating sales of more $50 million. Ms. Raimondi also was responsible for launching the sales as Managing Director for Sacred Blue and Blue 2, two lines that were started by Blue Cult Inc.

From 1997 to 2000 Ms. Raimondi worked for Admarketing Inc. as a Senior Account Executive for Ross Stores, where she was in charge of all client services and commercial production. Ms. Raimondi earned her Bachelor of Arts Degree in English Literature from San Diego State University in 1997. Ms. Raimondi is not an officer or director of any reporting company.

Rich Landes. Rich Landes has been our Secretary and one of our directors since June 2005, and has been an officer and director of Landes Daily, Inc. since 2004. Mr. Landes devotes all of his time to our business and is the head design director and in charge of all production for Landes Daily. From 2000 to 2004, Mr. Landes worked for several companies on a freelance basis developing in store displays and retail merchandising concepts. During this time, Mr. Landes envisioned and developed the Landes Daily concept using his experience in designing and developing product branding and creating in store displays. From 1997 to 2000, Mr. Landes designed department store display cases for Blue Marlin, and several in store cases for Billabong and Fred Segal Beauty. From 1994 to 1997, Mr. Landes worked with Lucky Brand developing all point of sale, as well as the first retail concept and then the first retail store. During 1994, Mr. Landes worked with Oakley to develop point of sale and display cases for Oakley sunglasses. Mr. Landes is not an officer or director of any reporting company.

Chris Johnson. Mr. Chris Johnson has been one of our directors since our inception. From 2002 to June 2005, Mr. Johnson was our President and Secretary. From 2004 to the present, Mr. Johnson has been the senior account manager at Smart Modular Technologies, which is a manufacturer of flash media and computer memory products. Mr. Johnson is responsible for marketing and sales to large corporation accounts. From 2000 to 2004, Mr. Chris Johnson was employed by ADP as a Major Accounts District Manager responsible for covering Greater Los Angeles area.  Prior to that, from 1997 to 2000, Mr. Johnson worked at SimpleTech, Inc., as a Territory Sales Manager, where his promotional work was performed in several different vertical markets, such as government, aerospace, e-commerce and retail. From 1996 to 1997, Mr. Johnson was a Sales Field Manager for Miller Brewing Company, and from 1994 to 1996, he was employed by Inter Play Productions in Marketing. Since 1992, Mr. Johnson has been involved in various capacities in several up-scale night clubs located in the Southern California and has handled numerous successful event planning projects ranging from organizing corporate events at very large venues to hosting cozy, intimate gatherings. Mr. Johnson studied business at Rancho Santiago College, focusing on marketing and advertising. Mr. Johnson is not an officer or director of any reporting company.

There is no family relationship between any of our officers or directors. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of January 20, 2006, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common Stock	Renee Raimondi 3375 East Slauson Avenue, Suite 2 Vernon, California 90058	1,950,000 shares, president, treasurer, director	25.5%
Common Stock	Rich Landes 3375 East Slauson Avenue, Suite 2 Vernon, California 90058	1,850,000 shares secretary, director	24.2%
Common Stock	Chris Johnson 3375 East Slauson Avenue, Suite 2 Vernon, California 90058	2,490,000 shares secretary, director	32.6%
Common Stock	All directors and named executive officers as a group	6,290,000 shares	82.3%

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control. Our management is not aware of any arrangements which may result in “changes in control” as that term is defined by the provisions of Item 403(c) of Regulation S-B.

Description of Securities

Description of Capital Stock. We are authorized to issue 50,000,000 shares of $.001 par value common stock and 5,000,000 shares of $.001 par value preferred stock. As of January 20, 2006, 7,642,500 shares of our common stock were issued and outstanding. No preferred stock is issued or outstanding.

Common Stock. Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our board of directors and subject to any restrictions that may be imposed by our lenders.

Preferred Stock. We have not designated the right and preferences of our preferred stock. The availability or issuance of these shares could delay, defer, discourage or prevent a change in control.

Our Articles of Incorporation and our Bylaws do not contain any provisions which were included to delay, defer, discourage or prevent a change in control.

Interest of Named Experts and Counsel

No “expert” or our “counsel” was hired on a contingent basis, or will receive a direct or indirect interest in us, except as specified below, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this registration statement.

Karin Carter is one of the selling shareholders and serves as our legal counsel. Karin Carter owns 10,000 shares of our common stock, of which 10,000 shares are being offered in this offering.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Article Seven of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or
•	for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable.

Organization Within Last Five Years

Transactions withPromoters. Chris Johnson and Stephen Johnson were our promoters and served as our officers and directors through June 2005. Chris Johnson currently serves as one of our directors, while Stephen Johnson is currently one of our shareholders. In April 2002, we issued 1,250,000 shares of our common stock to Chris Johnson and 1,250,000 shares of our common stock to Stephen Johnson, who were our founders and were our officers and directors at inception and through 2005. These shares were issued in exchange for expenses of $2,500 related to our incorporation, or $0.001 per share, which represented the fair market value on the date of issuance. There is no other information that would be required to be disclosures by Item 401(d) or Item 404(d) of Regulation S-B.

Description of Business

Our Background. We were incorporated under the laws of the State of Nevada on April 8, 2002, under the name Red Carpet Entertainment, Inc. On June 30, 2005, we acquired ninety-five percent of the issued and outstanding shares of Landes Daily, Inc., a privately-held California corporation.

From our inception on April 8, 2002, until our acquisition of Landes Daily, Inc., on June 30, 2005, we were engaged in event planning, especially for weddings and other family events, all types of corporate events, and special access to nightclubs, restaurants and other VIP entertainment or sporting venues and events. We concluded that we had insufficient capital to fully develop our business and we were unable to obtain additional financing to obtain the capital necessary to survive and develop our business. As a result, we were unsuccessful in fully implementing our business plan in regards to the development of our event planning business. Our board of directors subsequently determined that it was in our best interest to concurrently pursue initiatives in the clothing industry as an extension to our existing business. Accordingly, we began researching business opportunities in the clothing industry, including potential acquisitions and arrangements with suitable business partners that might assist us in realizing our overall objective of engaging in a profitable business.

On June 30, 2005, we entered into a formal Share Purchase Agreement with Rich Landes, Renee Raimondi and Landes Daily, Inc. pursuant to which we agreed to acquire 950 of the 1,000 issued and outstanding shares of Landes Daily, Inc. in exchange for 3,800,000 shares of our common stock to be issued to Mr. Landes and Ms. Raimondi. The transactions contemplated in this Share Purchase Agreement closed on June 30, 2005. In conjunction with the acquisition of Landes Daily, Inc, we raised $350,000 in a private placement in exchange for 700,000 shares of our common stock.

Our Business. Through our majority-owned subsidiary Landes Daily, Inc., we design, develop, market, distribute and sell t-shirts, sweatshirts, thermals, twill shorts and other apparel for women. We currently have developed the “Landes Daily” brand and we manufacture, market, distribute and sell that line in the United States, Europe and Asia. Our products are sold in Nordstrom and high-end boutiques such as Fred Segal, and online through retailers such as www.revolveclothing.com and www.activeendeavors.com.

We currently sell women's styles, which are made with high quality fabrics from the United States and other countries. Although we operate in a highly competitive market, what we believe distinguishes the Landes Daily brand products is the fit, the attention to detail, and the style.

Our initial strategy is to limit distribution to high-end retailers, building a reputation for producing a quality product with on-time delivery. We do not currently plan to launch an aggressive advertising campaign to the consumer.

Our Products. Our principal products are the t-shirts, sweatshirts, thermals and twill shorts and pants that we design, manufacture, market, distribute and sell through our majority-owned subsidiary Landes Daily, Inc. under the Landes Daily brand trademarks. These products are sold in the United States and abroad to upscale retailers and boutiques. Samples of our products can be viewed on our website located at www.landesdaily.com. Our t-shirts, sweatshirts, thermals wholesale from $18 to $34. Our twill shorts and pants wholesale from $58 to $70.

Business Strategy. Our strategy is to build brand recognition by marketing our products to fashion conscious, affluent consumers who shop in high-end boutiques and department stores and who want to wear and be seen in the latest, trendiest, apparel. We plan to limit distribution to the more exclusive boutiques, specialty stores and department stores in an effort to maintain the unique nature of our brand and to sell our apparel products. We utilize contract manufacturers located in the United States so that we can truthfully brand our products as having been "Made in the U.S.A.", and because, by using contract manufacturers we are better able to control our costs and keep fixed overhead to a minimum. We plan to update the style and fit of our product offerings every season to be seen as a trend setter in the contemporary apparel market. Our vision is to market popular fashion apparel, to fashion-conscious consumers looking for trendy clothing with superior fit, finish, fabric and style.

Sales and Marketing Strategy. We market and distribute Landes Daily brand products in the United States and abroad by attendance at industry and trade shows and by entering into sales agency or distribution agreements with independent agents, each of whom is granted exclusive rights to market and sell Landes Daily brand products in its respective territory. We currently have an oral agreement with s.a.m. showroom, an independent sales showroom in Los Angeles, which we pay sales commissions of 12%. We currently have an informal distribution agreement with a distributor in Japan. Our distributors purchase products at a discount for resale to their customers in their respective territories. Our distributors purchase and warehouse the product, and ship to and collect from the customers in their territory.

Our products are sold in the U.S. to Nordstroms, Bloomingdales, Fred Segal, and approximately 100 high-end boutiques throughout the U.S. Our products are also sold online through retailers such as www.revolveclothing.com and www.activeendeavorscom.

Our marketing strategy is based on placing our products in print media and on related websites affiliated with that media and placing our products with celebrities who will wear our products. Our products have appeared on several occasions in InStyle Magazine, People Magazine, US Weekly, Star Magazine, Los Angeles Magazine, Daily Candy, Women’s Wear Daily, and others. Some of the placements in those magazines have pictures of celebrities wearing our products. We are currently handling our public relations in house, although we expect that we may retain a public relations firm to continue our media campaign.

Merchandising. Our management monitors and evaluates fashion trends throughout the world to discover new fabrics, styles and influences. We anticipate that our management will understand the requirements of sales, merchandising and retail aspect of our operations in order to select products to meet the needs of our markets.

Quality Control. We monitor the quality of the shipments we receive from our suppliers to ensure that the merchandise conforms to samples received from each supplier. We also closely monitor all aspects of the production of products, including the cut, sew and dye of our products. One of the benefits of manufacturing all of our goods in the Los Angeles area is that our management can personally visit the production facility of each of our contractors to ensure that the quality meets our standards. Our quality control program is designed to ensure that products meet our high quality standards.

Growth Strategy. We plan to expand our operations and revenues through our internal growth and the acquisition and/or license of complimentary apparel brands or companies that we may identify from time to time. We anticipate that our internal growth will be driven by expansion of our product lines by introducing new styles and complimentary products and accessories, expansion of our wholesale distribution, both domestically and internationally through high end retailers.

We anticipate that our growth strategy through acquisitions and/or licenses will involve the acquisition or license of additional companies and/or brands, as applicable, depending upon a company's and/or a brand's sales revenues, name and brand recognition, and/or synergies with the Landes Daily brand, with the ultimate goal of building a portfolio of lifestyle brands in the better segments of the apparel industry. While no definitive arrangement or plan is currently in place, we expect our management to periodically review potential acquisition targets and/or licensing partners and to make recommendations to our Board of Directors.

Suppliers. We purchase our fabrics from fabric manufacturers located in the United States and overseas. We purchase our thread and other materials from various industry suppliers within the United States. We do not currently have any long-term agreements in place for the supply of our fabric, thread or other raw materials. Although the fabric that we use in the manufacture of our products is of the highest quality, it is readily available from a large number of suppliers including mills in the United States and abroad.

Our suppliers may work with fabric mills in the United States, Europe, and the Far East to develop woven and knitted fabrics that enhance the comfort, design, and look of their products. We estimate that the lead times for the various stages of our proposed operations from sourcing to delivery of finished goods differ for each of the proposed product lines and for the various selling seasons. For example, we believe that fabric purchases for a substantial portion of apparel products may take place four to five months prior to the corresponding selling season. Therefore, we expect that apparel production, including the cutting, manufacturing, and trimming may begin approximately 90 to 120 days prior to delivery of the finished goods to customers.

We do not own any production equipment or facilities. We engage domestic independent, third party contractors for the production of our products. If we generate significant revenues, we anticipate that we will be able to develop relationships with additional suppliers so that we will have alternative suppliers in the event that our current suppliers do not desire or are unable to supply a sufficient amount of products to meet our customers’ requirements. We also plan to enter arrangements with other suppliers to diversify our product offerings.

Manufacturing. We outsource all of our manufacturing to third parties on an order-by-order basis. Currently, we have two contract manufacturers, who manufacture our garments on an order-by-order basis. To date, those manufacturers have sewed and finished our products to our design and other specifications. We inspect the fabrics and the finished goods prior to shipping them as part of our quality control program. We plan to continue to outsource all of our production. As we grow, we will require additional contractors for our products.

Competition. The apparel industry is intensely competitive and fragmented. We compete against other small companies like ours, as well as large companies that have a similar business and large marketing companies, importers and distributors that sell products similar to or competitive with ours. We believe that our success depends in large part upon our ability to anticipate, gauge and respond to changing consumer demands and fashion trends in a timely manner. Examples of companies with whom we compete include James Perse, C&C California, Splendid and Michael Stars.

We believe that our competitive strengths consist of our styles, the detailing of the design, the quality of the fabric. We believe that our wholesale price range of $18 to $70 provides superior value for the quality, style, fit and finish of our products.

We compete with numerous apparel manufacturers, distributors and designers which operate in our target markets. Additionally, we do not have exclusive relationships with our suppliers who also sell their own products on a retail basis. Many of the designers, manufacturers, and retailers, domestic and foreign, that we compete with are significantly larger and have substantially greater resources than we do. These companies may be able to engage in larger scale branding, adverting and manufacturing activities than we can. Further, with sufficient financial backing, talented designers can become competitors within several years of establishing a new label. We compete primarily on the basis of fashion, quality, and service. Our business depends on our ability to shape and stimulate consumer tastes and demands by marketing innovative and exciting beachwear and surfing accessories, as well as on our ability to remain competitive in the areas of quality and price.

Our Industry. We believe that most apparel sales are conducted through department and chain stores, although growing levels of sales have can be attributed to mass merchants, off-price retailers, online retailers and specialty stores, such as those catering exclusively to our target market. While only a small percentage of total apparel sales, we believe that online retailers have made large strides in gaining market share, and that a lucrative niche market exists for specialty stores tailored to our target market. In general, we believe that apparel designers must keep in tune with recent trends in the market to deliver contemporary styles and colors to customers when demand is highest. We estimate that the market for current fashionable wear evolves more quickly than non-specialty apparel, which means that manufacturers are constantly able to introduce new products into the market.

Government Regulation and Supervision. Our operations are subject to the effects of international trade agreements and regulations such as the North American Free Trade Agreement (NAFTA). We are also subject to regulation by the World Trade Organization. Generally, these international trade agreements benefit our business rather than burden it because they tend to reduce trade quotas, duties, taxes and similar impositions. However, these trade agreements may also impose restrictions that could have an adverse impact on our business, by limiting the countries from whom we can purchase our fabric or other component materials, or limiting the countries where we might market and sell our products.

Any import or export operations we engage in will also subject to constraints imposed by bilateral textile agreements between the United States and a number of foreign countries. Those agreements, which have been negotiated bilaterally either under the framework established by the Arrangement Regarding International Trade in Textiles, known as the Multifiber Agreement, or other applicable statutes, impose quotas on the amounts and types of merchandise which may be imported into the United States from these countries. Those agreements also allow the signatories to adjust the quantity of imports for categories of merchandise that, under the terms of the agreements, are not currently subject to specific limits. Our imported products may also be subject to United States customs’ duties. In addition, each of the countries in which our products are sold may have laws and regulations regarding import restrictions, quotas, and duties. The United States and other countries in which our products are manufactured or sold may, from time to time, impose new quotas, duties, tariffs or other restrictions, or adversely adjust present prevailing rates, which could adversely affect our operations.

Labeling and advertising of our products is subject to regulation by the Federal Trade Commission. We believe that we are in substantial compliance with these regulations as well as applicable federal, state, local, and foreign rules and regulations.

Trademarks and other Intellectual Property. Landes Daily, Inc. currently owns the registered U.S. Trademark “Landes Daily”, U.S. Registration No. 2,704,865 and the Japanese Trademark “Landes Daily”, Japanese Registration No. 4812625. Use of a trademark will grant us the exclusive right to use or license that mark and will assist us in protecting our brand name and image. We will regard our trademarks and any other proprietary rights as valuable assets in the marketing of our products. As we establish our brand name and image, we may also create an enforcement program to control the sale of counterfeit products in the United States and in major markets abroad. Any trade names and trademarks developed can be helpful in garnering broad market awareness of our products and will be significant in marketing our products.

We also currently own the web domain www.landesdaily.com, which provides product information and contact information including our address, telephone number and e-mail address. Our website is hosted by a third party web provider that we pay approximately $20 per month. Under current domain name registration practices, no one else can obtain an identical domain name, but someone might obtain a similar name, or the identical name with a different suffix, such as “.org”, or with a country designation. The regulation of domain names in the United States and in foreign countries is subject to change, and we could be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our domain names.

Research and Development. Our officers Rich Landes and Renee Raimondi are responsible for the design and development of our apparel products. We do not currently have a formal research and development effort but we plan to continue to develop new products every six months.

Employees. As of January 20, 2006, we have no employees other than our officers and Landes Daily has four employees. Rich Landes spearheads product design and development and oversees production of our products. Renee Raimondi is responsible for our day-to-day operations and sales and marketing of our Landes Daily apparel products. We hope to employ a production manager to monitor our contract manufacturers. Our business strategy is to employ contract manufacturers and to use independent sales agents and distributors in order to keep fixed overhead at a minimum. We are not a party to any employment agreements or any collective bargaining agreements, but we believe our relations with our employees are good.

Our Facilities. Our offices are located at 3375 East Slauson Avenue, Vernon, California 90058 and consist of approximately 1250 square feet of combined office and warehouse space that we rent at a rate of $0.80 per square foot on a month to month basis. Through our operating subsidiary, Landes Daily, Inc., we conduct all of our executive and administrative functions and ship Landes Daily products to our customers from this facility. We believe that our facilities are adequate for our needs and that additional suitable space will be available on acceptable terms as required. We do not own any real estate. Our telephone number, which we share with Landes Daily, Inc., is (323) 583-3385.

Management's Discussion and Analysis of Financial Condition and Results of Operations

For the nine month period ending September 30, 2005.

Liquidity and Capital Resources. As of September 30, 2005, we have cash and cash equivalents of $267,510. We believe that our available cash is sufficient to pay our day-to-day expenditures. We also have $7,234 representing accounts receivable, net of $6,500 for bad debt allowance, $18,885, representing factor receivable, net of $1,333 sales return allowance, $61,325 representing inventory, $15,559 representing prepaid expenses. Therefore, our total current assets are $370,553 as of September 30, 2005. In conjunction with the acquisition of Landes Daily, Inc, we raised $350,000 in a private placement in exchange for 700,000 shares of our common stock. We also have $5,621 representing furniture and equipment, net of accumulated depreciation of $1,305, and $145,000 representing trademark value, net of accumulated amortization of $5,000. We also have $154,339 representing goodwill, making our total assets $675,513. As of September 30, 2005, our total current liabilities were $392,932, which included $102,332 for accounts payable and accrued expenses, $1,600 for income taxes payable, $5,484 for accrued interest on notes payable, $183,751 for a note payable to an affiliate, and $99,765 for notes payable to stockholders. Minority interest represents $2,176.

Results of Operations.

Revenues. We have realized $33,971 in net revenues for the period from June 30, 2005, the date we acquired Landes Daily, Inc., to September 30, 2005. After $15,629 for cost of goods sold, our gross profit was $18,342. This is in comparison to the period ending September 30, 2004, where we had realized no revenues because we were not actively conducting any sales operations. We generated all of our revenues during this period because we acquired a majority interest in Landes Daily and its operations.

Operating Expenses. For the period ended September 30, 2005, our total expenses were $66,629, which were represented by general and administrative expenses, making our loss from operations $48,287. After interest expense of $2,312, we had $50,599 as our net loss before taking into account the minority interest of $2,176. Therefore, for the period ended September 30, 2005, we experienced a net loss/comprehensive loss of $48,423. This is in comparison to the period ended September 30, 2004, where our selling, general and administrative expenses were $1,545. Therefore for the period ended September 30, 2004, our loss from operations was $1,545 and our net loss was $48,423. Our net loss increased during the most recent period because we acquired a majority interest in Landes Daily and its operations.

For the year ending December 31, 2004.

Liquidity and Capital Resources. As of December 31, 2004, we have cash of $0. Our available cash was not sufficient to pay our day-to-day expenditures. As of December 31, 2004, our total liabilities were $20,660, all of which was for accounts payable and accrued expenses. This is in comparison to the year ended December 31, 2003, where we had $1,510 in cash, which represented our total assets, and $13,125 in current liabilities, which was represented solely by accounts payable and accrued expenses.

Results of Operations.

Revenues. We have realized $0 in revenues during the year ending December 31, 2004 because we were only conducting minimal operations. This is in comparison to the year ending December 31, 2003, where we generated $200 in net revenues.

Operating Expenses. For the year ended December 31, 2004, our total operating expenses were $9,045, which were represented by $50 in auto expenses, $150 in office supplies, $7,500 in legal and professional fees, $500 in printing and reproduction and $845 in travel and entertainment expenses. Therefore, for the period ended December 31, 2004, we experienced a net loss of $9,045. This is in comparison to the year ended December 31, 2003, where we had $12,408 in operating expenses and in loss from operations. This was represented by $487 in auto expense, $1,953 in office supplies, $7,750 in legal and professional fees, $2,059 in printing and reproduction and $159 in travel and entertainment expenses. We experienced a decrease in expenses over the most recent period due to our lower level of activity.

Our Plan of Operation for the Next Twelve Months. Through our majority-owned subsidiary Landes Daily, Inc., we design, develop, market, distribute and sell t-shirts, sweatshirts, thermals, twill shorts and other apparel. We currently have developed the “Landes Daily” brand and we manufacture, market, distribute and sell that line in the United States, Europe and Asia. Our products are sold in Nordstrom, Bloomingdales and high-end boutiques such as Fred Segal. We currently sell women's and men’s styles, which are made with high quality fabrics from the United States, Italy, and India. We plan to continue selling apparel products under the label Landes Daily brand in the United States and internationally wherever we can find distributors who represent premium lifestyle brands in their respective countries. We plan to broaden our product line during 2006 to introduce a selection of twill pants and shorts for our men’s line and introduce new styles of twill shorts and pants for our women’s line.

In the United States, we are currently looking for a New York Showroom to complement the independent showroom that represents on our line on the west coast and to maximize our sales on the east coast. We believe that our east coast sales will increase significantly if we obtain representation in New York. Although we currently have an informal distribution agreement with a Japanese distributor, we hope to negotiate a formal distribution agreement in 2006 as the Japanese market has expressed significant interest in our products. We also hope to expand our sales into other international markets as well as the United States

We continue to outsource manufacturing to two contractors in Los Angeles. While we could realize savings by manufacturing outside of the United States, we realize considerable advantage in turnaround time, quality control and brand image as having our products made in the USA.

We have cash of $267,510 as of September 30, 2005. In conjunction with the acquisition of Landes Daily, Inc, we raised $350,000 in a private placement in exchange for 700,000 shares of our common stock. In the opinion of management, available funds will satisfy our working capital requirements for the next twelve months. Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors.

In the event that we experience a shortfall in our capital, we intend to pursue capital through public or private financing as well as borrowings and other sources, such as our officers and directors. We cannot guaranty that additional funding will be available on favorable terms, if at all. If adequate funds are not available, we believe that our officers and directors will contribute funds to pay for our expenses to achieve our objectives over the next twelve months. However, our officers and directors are not committed to contribute funds to pay for our expenses. Our belief that our officers and directors will pay our expenses is based on the fact that our officers and directors collectively own 6,290,000 shares of our common stock, which equals approximately 82.3% of our outstanding common stock. We believe that our officers and directors will continue to pay our expenses as long as they maintain their ownership of our common stock. Any additional capital contributed by our management would be contributed without any consideration. However, our officers and directors are not committed to contribute additional capital.

We are not currently conducting any research and development activities. We do not anticipate that we will purchase or sell any significant equipment. In the event that we generate significant revenues and expand our operations, then we may need to hire additional employees or independent contractors as well as purchase or lease additional equipment.

Off Balance Sheet Transactions

Factoring Agreement. In November 2004, Landes Daily entered into a factoring agreement with Merchant Factors Corp. This agreement is for a two year term and will automatically renew after the first year on a month-to-month basis unless terminated by Landes Daily on 60 days notice, which Landes Daily may give only after the end of the first year. In the agreement, Merchant Factors Corp. has agreed to advance to Landes Daily up to 70% of those of Landes Daily’s net receivables as are pre-approved by them and Landes Daily has agreed:

•	to submit all sales to Merchant Factors Corp. for approval prior to shipment to the customer.
•
to assign to Merchant Factors Corp. all of its receivables that are acceptable to them, with full recourse to Landes Daily in the event of non-payment by its customer for any reason except a financial inability to pay (this exception only applies to customers whose credit has been approved by the factor in advance).

•
to pay to Merchant Factors Corp. interest on all amounts charged to Landes Daily’s account from the date charged until repaid at a rate equal to one percent (1%) above the prime rate of interest charged from time-to-time provided that the rate of interest shall never be lower than four percent (4%).

•
to pay to Merchant Factors Corp. monthly commissions equal to one percent (1.00%) of the net amount received by Landes Daily from Merchant Factors Corp. during the previous month as advances against receivables purchased by it, subject to increase in certain specified circumstances; and further subject to Landes Daily’s agreement that the minimum commission for any year during the term of the factoring agreement shall be $12,000.

The sales returns allowance for chargebacks amounted to $1,333 at September 30, 2005. Commissions, interest and other factoring fees totaled $3,682 for the nine months ended September 30, 2005. The net outstanding balance of collections due the Company at September 30, 2005, amounted to $18,885.

In addition, Landes Daily granted to Merchant Factors Corp. a security interest on all of its current and future receivables in order to secure payment to the factor of any amounts due from Landes Daily to them.

Our President, Renee Raimondi, and our corporate Secretary Rich Landes, have jointly and severally guaranteed repayment by Landes Daily of any sums due to Merchant Factors Corp. under, and the performance by Landes Daily of its obligations under, this factoring agreement.

Description of Property

Property held by us. As of the dates specified in the following table, we held the following property:

Property	September 30, 2005	December 31, 2004
Cash and equivalents	$267,510	$0
Property and Equipment, net	$5,621	$0
Trademark, net	$145,000	*
Goodwill	$154,339	*
*inapplicable, due to acquisition of subsidiary in June 2005

Our Facilities. Our executive, administrative and operating office is located at 3375 East Slauson Avenue, Vernon, California 90058 and consist of approximately 1250 square feet of combined office and warehouse space that we rent at a rate of $0.80 per square foot on a month to month basis. Through our operating subsidiary, Landes Daily, Inc., we conduct all of our executive and administrative functions and ship Landes Daily products to our customers from this facility. We believe that our facilities are adequate for our needs and that additional suitable space will be available on acceptable terms as required. We do not own any real estate.

Certain Relationships and Related Transactions

Related party transactions.

In April 2002, we issued 1,250,000 shares of our common stock to Chris Johnson and 1,250,000 shares of our common stock to Stephen Johnson, who were our founders and were our officers and directors at inception and through 2005. These shares were issued in exchange for expenses of $2,500 related to our incorporation, or $0.002 per share, which represented the fair market value on the date of issuance.

On June 30, 2005, we issued 3,800,000 shares to Rich Landes and Renee Raimondi pursuant to the terms of a formal Share Purchase Agreement with Rich Landes, Renee Raimondi and Landes Daily, Inc. in exchange for 950 of the issued and outstanding shares of Landes Daily, Inc. These shares were valued at par value of $0.001 per share, since no market value could be established.

On June 1, 2005, Landes Daily, Inc. entered into a trademark transfer mark agreement with Rich Landes, Inc., whose sole shareholder is Rich Landes, one of our officers and directors, pursuant to which Landes Daily, Inc. acquired all rights, title and interest to the trademark “Landes Daily”, including the registered trademarks in the United States and Japan in exchange for $150,000.

In 2004, Rich Landes and Renee Raimondi made various loans to Landes Daily, Inc. These notes do not bear interest and repayment is made when cash becomes available. Payments totaling $63,898 were made on the notes in 2005 and the balance on the notes amounted to $99,765 as of September 30, 2005.

From March to June 2005, a shareholder made various loans to us totaling $51,000. The note bears interest at annual rate of 5% and repayment is made as cash becomes available. No payments were made on this note during the year and accrued interest amounted to $1,140 as of September 30, 2005.

From February to September 2005, an affiliated entity made various loans to us totaling $183,751. The note bears interest at annual rate of 5% and repayment is made as cash becomes available. No payments were made on this note during the year and accrued interest amounted to $4,344 as of September 30, 2005.

Beginning July 1, 2005, we began subleasing our office and distribution facility from an affiliated entity for $1,000 per month. This agreement is on a month-to-month basis. Rent expense was $3,000 for the nine months ended September 30, 2005.

Our President, Renee Raimondi, and our corporate Secretary Rich Landes, have jointly and severally guaranteed repayment by Landes Daily, Inc. any sums due to Merchant Factors Corp. under, and the performance by Landes Daily, Inc. of its obligations under, this factoring agreement as described herein.

On November 28, 2005, Landes Daily, Inc. executed a promissory note with us for $113,875. The note bears annual interest of five percent (5%) and is due and payable on demand.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

•	disclose such transactions in prospectuses where required;
•	disclose in any and all filings with the Securities and Exchange Commission, where required;
•	obtain disinterested directors consent; and
•	obtain shareholder consent where required.

Market for Common Equity and Related Stockholder Matters

Reports to Security Holders. Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission’s Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

As of January 20, 2006, there were 35 record holders of our common stock.

There are 632,500 outstanding shares of our common stock which can be sold pursuant to Rule 144. There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. We have agreed to register for sale 700,000 shares of common stock held by two of our shareholders, although each party has agreed that we register 100,000 shares of each of those parties’ shares at this time.

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

Penny stock regulation. Shares of our common stock will probably be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

•	a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•
a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities’ laws;

•	a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the “bid” and “ask” price;
•	a toll-free telephone number for inquiries on disciplinary actions;
•	definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
•	such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

•	the bid and offer quotations for the penny stock;
•	the compensation of the broker-dealer and its salesperson in the transaction;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Executive Compensation

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our chief executive officer and our other executive officers during the years ending December 31, 2004 and 2005. Our Board of Directors may adopt an incentive stock option plan for our executive officers which would result in additional compensation.

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Awards		Payouts	All Other Compensation
					Restricted Stock Awards ($)	Securities Underlying Options/SARs (#)	LTIP Payouts ($)
Renee Raimondi, president, treasurer	2005	None	None	None	None	None	None	None
Rich Landes, secretary	2005	None	None	None	None	None	None	None
Chris Johnson, former officer	2005	None	None	None	None	None	None	None
	2004	None	None	None	None	None	None	None
Stephen Johnson, former officer	2005	None	None	None	None	None	None	None
	2004	None	None	None	None	None	None	None

Compensation of Directors. Our current directors received no compensation for their service on our board of directors.

Compensation of Officers. As of January 20, 2006, our officers have received no compensation for their services provided to us.

Employment Contracts. We anticipate that we will enter into an employment agreement with Rich Landes, although we do not currently know the terms of that employment agreement.

Financial Statements

RED CARPET ENTERTAINMENT, INC.
AND SUBSIDIARY
(A Development Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2005

RED CARPET ENTERTAINMENT, INC.
(A Development Stage Company)

CONSOLIDATED BALANCE SHEET
(Unaudited)

SEPTEMBER 30, 2005

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$267,510
Accounts receivable, net of $6,500 bad debt allowance	7,234
Factor receivable, net of $1,333 sales return allowance	18,885
Inventory	61,325
Prepaid expenses	15,599

Total current assets	370,553

FURNITURE AND EQUIPMENT, net of accumulated depreciation of $1,305	5,621

TRADEMARK, net of accumulated amortization of $5,000	145,000
GOODWILL	154,339

Total assets	$675,513

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$102,332
Income taxes payable	1,600
Accrued interest on notes payable	5,484
Note payable to affiliate	183,751
Notes payable to stockholders	99,765

Total current liabilities	392,932

MINORITY INTEREST	(2,176)

STOCKHOLDER’S EQUITY
Common stock, $.001 par value;
Authorized shares - 50,000,000; Issued and outstanding shares - 7,642,500	7,642
Additional paid in capital	356,453
Accumulated deficit during the development stage	(79,338)

Total stockholder’s equity	284,757

Total liabilities and stockholder’s equity	$675,513

See accompanying notes to consolidated financial statements.

RED CARPET ENTERTAINMENT, INC.
(A Development Stage Company)

CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

	Nine months ended	Nine months ended		April 8, 2002 (Inception) -
	Sept 30, 2005	Sept 30, 2004		Sept 30, 2005

NET REVENUES	$33,971	$	---	$37,565

COST OF GOODS SOLD	15,629		---	15,629

GROSS PROFIT	18,342		---	21,936

SELLING, GENERAL & ADMINISTRATIVE	66,629		1,545	101,138

LOSS FROM OPERATIONS	(48,287)		(1,545)	(79,202)

OTHER EXPENSE
Interest expense	2,312		---	2,312

NET LOSS BEFORE MINORITY INTEREST	(50,599)		(1,545)	(81,514)

MINORITY INTEREST	(2,176)		---	(2,176)

NET LOSS / COMPREHENSIVE LOSS	$(48,423)		$(1,545)	$ (79,338)

NET LOSS PER COMMON SHARE — BASIC AND DILUTED	$(0.01)	$	---	$(0.02)

WEIGHTED AVERAGE OF COMMON SHARES — BASIC AND DILUTED	3,432,057		3,142,500	3,439,967

See accompanying notes to consolidated financial statements.

 RED CARPET ENTERTAINMENT, INC.
(A Development Stage Company)

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER’S DEFICIT
(Unaudited)

APRIL 8, 2002 (INCEPTION) THROUGH SEPTEMBER 30, 2005

	COMMON STOCK
	SHARES	AMOUNT		ADDITIONAL PAID-IN CAPITAL		Deficit Accumulated During Development Stage		TOTAL

Balance, April 8, 2002	---	$	---	$	---	$	---	$	---

Issuance of common stock,
April 9, 2002	2,500,000		2,500		2,500		---		5,000

Issuance of common stock,
May 25, 2002	130,000		130		---		---		130

Issuance of common stock,
June 7 -30, 2002	512,500		512		4,613		---		5,125

Net loss/comprehensive loss	---		---		---		(30,915)		(30,915)

Balance, December 31, 2004	3,142,500		$3,142		$7,113		$(30,915)		$(20,660)

Issuance of common stock,
June 30, 2005	4,500,000		4,500		349,300		---		353,800

Net loss/comprehensive loss	---		---		---		(48,423)		(48,423)

Balance, September 30, 2005	7,642,500		$7,642		$356,413		$(79,338)		$284,757

See accompanying notes to consolidated financial statements.

RED CARPET ENTERTAINMENT, INC.
(A Development Stage Company)

CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

	Nine months ended		Nine months ended		April 8, 2002 (Inception) -
	Sept 30, 2005		Sept 30, 2004		Sept 30, 2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss		$(48,423)		$(1,545)		$(79,338)
Adjustments to reconcile net loss to net cash used by operating activities:
Minority interest		2,167		---		2,167
Depreciation and amortization		6,039		---		6,305
Changes in operating assets and liabilities:
Increase in accounts receivable		(7,234)		---		(7,234)
Increase in factor receivable		(18,885)		---		(18,885)
Increase in inventory		(61,235)		---		(61,235)
Increase in prepaid expenses		(15,599)		---		(15,599)
Increase in accounts payable and accrued expenses		86,910		1,545		107,434
Increase in income taxes payable		1,600		---		1,600

Net cash used by operating activities		(54,741)		---		(64,866)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment		(6,926)		---		(6,926)
Purchase of trademark		(150,000)		---		(150,000)
Goodwill		(154,339)		---		(154,339)

Net cash used by investing activities		(311,265)		---		(311,265)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of notes payable to stockholders		143,370		---		143,370
Proceeds from issuance of note payable to affiliate		183,751		---		183,751
Repayment of notes payable to stockholders		(43,605)		---		(43,605)
Proceeds from issuance of common stock		350,000		---		360,125

Net cash provided by financing activities		633,516		---		643,641

NET INCREASE IN CASH		267,510		---		267,510

CASH, beginning of period		---		---		---

CASH, end of period		$267,510	$	---		$267,510
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Income taxes paid	$	---	$	---	$	---
Interest paid	$	---	$	---	$	---

See accompanying notes to consolidated financial statements.

RED CARPET ENTERTAINMENT, INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

SEPTEMBER 30, 2005

NOTE 1 - BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES

Business Description - Red Carpet Entertainment, Inc. (the “Company”) was incorporated in the state of Nevada on April 8, 2002. The Company is a full service special event planning and management company specializing in weddings and special occasions.  The Company is headquartered in Brea, California.

Principles of Consolidation - The accompanying consolidated financial statements include the accounts of Red Carpet Entertainment, Inc. and its 95% owned subsidiary, Landes Daily, Inc. (collectively, the “Company”). All significant intercompany accounts and transactions have been eliminated.

Cash and Cash Equivalents - For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents. For the period ended September 30, 2005, the Company had no cash equivalents.

Receivables - Receivables represent valid claims against debtors for sales or other charges arising on or before the balance-sheet date and are reduced to their estimated net realizable value.

Inventory - Inventory consists of raw materials, work in progress and finished goods and is stated at the lower of cost or market; cost is determined on the first-in, first out method.

Furniture and Equipment - Furniture and equipment are recorded at historical cost. Expenditures for maintenance and repairs are charged against operations. Depreciation is computed on the straight-line method over the estimated useful life of the assets of five years. Depreciation expense for the nine months ended September 30, 2005 amounted to $1,039.

Long-Lived Assets - Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of an impairment loss for long-lived assets that management expects to hold and use is based on the fair value of the asset. Long-lived assets are reported at the lower of carrying or fair value less costs to sell.

Intangible Assets - Trademarks are recorded at historical cost and amortization is computed on the straight-line method over the estimated useful life of the intangible asset of ten years. Amortization expense for the nine months ended September 30, 2005 amounted to $4,000.

Fair Value of Financial Instruments - The carrying value of cash and accounts payable and accrued expenses approximate their fair value due to the short period to maturity of these instruments.

RED CARPET ENTERTAINMENT, INC.
(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

SEPTEMBER 30, 2005

NOTE 1 - BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Recognition of Revenues and Cost of Goods Sold - The Company records revenues of its services when they are complete, fee is fixed or determinable and collectibility is reasonably assured. Cost of goods sold consists of raw material costs and production/distribution costs.

Advertising Costs - The Company expenses advertising costs as incurred.

Income Taxes - The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Net Loss per Common Share - The Company has adopted the provisions of Statement of Financial Accounting Standards No. 128, “Earnings Per Share” (“SFAS 128”). SFAS 128 requires the reporting of basic and diluted earnings/loss per share. Basic loss per share is calculated by dividing net loss by the weighted average number of outstanding common shares during the period.

Comprehensive Income - The Company applies Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income” (“SFAS 130”). SFAS 130 establishes standards for the reporting and display of comprehensive income or loss, requiring its components to be reported in a financial statement that is displayed with the same prominence as other financial statements. For the nine months ended September 30, 2005, the Company had no other components of comprehensive loss other than net loss as reported on the statement of operations.

Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 - GOING CONCERN

As shown in the accompanying financial statements, the Company has incurred a net operating loss of $79,338 since inception through September 30, 2005.

RED CARPET ENTERTAINMENT, INC.
(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

SEPTEMBER 30, 2005

NOTE 2 - GOING CONCERN (continued)

The Company is subject to those risks associated with development stage companies. The Company has sustained losses since inception and additional financing may be required by the Company to fund its development activities and to support operations. However, there is no assurance that the Company will be able to obtain additional financing. Furthermore, there is no assurance that rapid technological changes, changing customer needs and evolving industry standards will enable the Company to introduce new services on a continual and timely basis so that profitable operations can be attained.

On June 30, 2005, the Company acquired a 95% interest in Landes Daily, Inc., a privately held apparel manufacturer, in exchange for 3,800,000 shares of the Company’s common stock. The Company anticipates that this acquisition will mitigate the Company’s going concern issue through the implementation of new business operations and sales and marketing of the Landes Daily, Inc.’s apparel lines.

NOTE 3 - CONCENTRATIONS OF CREDIT RISK

The Company typically maintains cash balances in excess of the $100,000 federally insured limit. To date, the Company has not incurred, and the Company’s management does not currently expect to incur, any losses associated with its cash balances.

The Company extends unsecured credit to its customer in the normal course of business. Periodically, the Company performs credit evaluations of its customer’s financial condition for determination of doubtful accounts.

NOTE 4 - ACCRUED EXPENSES

Accrued Wages and Compensated Absences - The Company currently does not have any employees. The majority of development costs and services have been provided to the Company by the founders and outside, third party vendors. As such, there is no accrual for wages or compensated absences as of September 30, 2005.

NOTE 5 - COMMON STOCK

On April 9, 2002, the Company issued 2,500,000 of its common stock to its officers for cash of $5,000. Since there was no readily available market value at the time of issuance, the value of $0.001 per share was considered as a reasonable estimate of fair value between the Company and the officers.

RED CARPET ENTERTAINMENT, INC.
(a development stage company)

NOTES TO CONSOLDIATED FINANCIAL STATEMENTS
(Unaudited)

SEPTEMBER 30, 2005

NOTE 5 - COMMON STOCK (continued)

On May 25, 2002, the Company issued 130,000 shares of its common stock to various individuals for legal services in connection with the initial start-up costs incurred. Since there was no readily available market value at the time of issuance, the value of $0.001 per share was considered as a reasonable estimate of fair value by all parties.

On July 28, 2002, the Company completed a “best efforts” offering of its common stock pursuant to the provisions of Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated by the Securities and Exchange Commission. In accordance with the Private Placement Memorandum Offering, which was initiated on May 28, 2002, the Company issued 512,500 shares of its common stock at $0.01 per share for a total of $5,125.

On June 30, 3005, the Company entered into a stock purchase agreement to acquire 950 shares, or 95% of the outstanding common stock of Landes Daily, Inc. in exchange for 3,800,000 shares of Red Carpet Entertainment, Inc. common stock and assumption of Landes Daily, Inc. liabilities existing as of June 30, 2005. Since there was no readily available market value at the time of issuance, the value of $0.001 per share was considered as a reasonable estimate of fair value by all parties.

On June 30, 3005, the Company issued 700,000 shares of its common stock at $0.50 per share for a total of $350,000.

NOTE 6 - INCOME TAXES

At September 30, 2005, the Company has available for federal income tax purposes a net operating loss carryforward of approximately $79,338, expiring at various dates through 2022, that may be used to offset future taxable income. Therefore, no provision for income taxes has been provided.

NOTE 7 - RELATED PARTY TRANSACTIONS

On April 9, 2002, the Company issued 2,500,000 shares of its common stock to it current officers for cash as described in Note 4.

In 2004 and 2005, two shareholders made various loans to the Company. The notes do not bear interest and repayment is made as cash becomes available. Payments totaling $63,898 were made on the notes in 2005 and the balance on the notes amounted to $99,765 of September 30, 2005.

RED CARPET ENTERTAINMENT, INC.
(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

SEPTEMBER 30, 2005

NOTE 7 - RELATED PARTY TRANSACTIONS (continued)

From March to June 2005, a stockholder made various loans to the Company totaling $51,000. The note bears interest at annual rate of 5% and repayment is made as cash becomes available. No payments were made on this note during the year and accrued interest amounted to $1,140 as of September 30, 2005.

From February to September 2005, an affiliated entity made various loans to the Company totaling $183,751. The note bears interest at annual rate of 5% and repayment is made as cash becomes available. No payments were made on this note during the year and accrued interest amounted to $4,344 as of September 30, 2005.

Beginning July 1, 2005, the Company subleases its office and distribution facility from an affiliated entity for $1,000 per month. This agreement is on a month-to-month basis. Rent expense was $3,000 for the nine months ended September 30, 2005.

NOTE 8- BUSINESS ACQUISITION

On June 30, 2005, the Company acquired 95% of the outstanding common stock and assumed liabilities of Landes Daily, Inc., a privately held apparel manufacturer, in exchange for 3,800,000 shares of the Company’s common stock. Landes Daily, Inc.’s results of operations have been included in the consolidated financial statements since the date of acquisition. As a result of the acquisition, the Company is expected to (1) shift its business operations to that of Landes Daily, Inc, and (2) begin marketing and selling Landes Daily, Inc.’s apparel product lines.

The following (unaudited) pro forma consolidated results of operations have been prepared as it the acquisition of Landes Daily, Inc. had occurred at January 1, 2004:

	September 30, 2005	December 31, 2004
Revenues	$202,846	$64,007
Net Loss	(188,346)	(54,434)
Net income per share-basic and diluted	$(0.05)	$(0.02)

The pro forma information is presented for informational purposes only and is not necessarily indicative of the results of operations that actually would have been achieved had the acquisition been consummated as of that time, nor is it intended to be a projection of future results.

NOTE  9 - COMMITMENTS

Factoring Agreement - In connection with the Company's acquisition of Landes Daily, Inc., Landes Daily, Inc. entered into an accounts receivable factoring agreement with a finance corporation in November 2004 which provides for the purchase of accounts receivable for the gross amount of the respective invoices, less factoring fees or commissions, trade and cash discounts and other allowances. In the event of non-payment by a customer, the finance corporation has recourse with the Company for the full amount of the customer obligation. The finance corporation also has the right to retain portions of the proceeds as reserves for the payment and performance of any and all obligations. The sales returns allowance for chargebacks amounted to $1,333 at September 30, 2005.

Under the agreement, commission fees are charged at a negotiated percentage rate of the gross face amount of all accounts factored, with an additional fractional percentage for each account over 60 days. The Company is obligated to pay a minimum commission fee of $1,000 per month. Commissions, interest and other factoring fees totaled $3,682 for the nine months ended September 30, 2005. The net outstanding balance of collections due the Company at September 30, 2005, amounted to $18,885.

RED CARPET ENTERTAINMENT, INC.
(A Development Stage Company)

REPORT AND FINANCIAL STATEMENTS

DECEMBER 31, 2004 AND 2003

RED CARPET ENTERTAINMENT, INC.
(a development stage company)
CONTENTS

Page

Independent Auditor’s Report	36

Financial Statements

Balance Sheet	37

Statement of Operations	38

Statement of Changes in Stockholders’ Deficit	39

Statement of Cash Flows	40

Notes to Financial Statements	41-43

Independent Auditors’ Report

December 5, 2005

To the Stockholders of
Red Carpet Entertainment, Inc.

We have audited the accompanying balance sheets of Red Carpet Entertainment, Inc. (a development stage company) as of December 31, 2004 and 2003 and the related statements of operations, changes in stockholder’s equity (deficit), and cash flows for each of the two years then ended and for the period April 8, 2002 (inception) through December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted the audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Red Carpet Entertainment, Inc. (a development stage company) as of December 31, 2004, and the results of its operations and its cash flows for each of the two years then ended and for the period April 8, 2002 (inception) through December 31, 2004 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Hall & Company
HALL & COMPANY Irvine, California

RED CARPET ENTERTAINMENT, INC.
(a development stage company)

BALANCE SHEETS

DECEMBER 31, 2004 AND 2003

ASSETS
	2003	2004
Current assets
Cash	$1,510	$	---

Total current assets	1,510		---

Total assets	$1,510	$	---

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities
Accounts payable and accrued expenses	$13,125		$20,660

Total current liabilities	13,125		20,660

Contingencies

Stockholders’ deficit
Preferred stock, $.001 par value;
Authorized shares — 5,000,000
Issued and outstanding shares — Ø
Common stock, $.001 par value;
Authorized shares — 50,000,000
Issued and outstanding shares — 3,142,500	3,142		3,142
Additional paid-in capital	7,113		7,113
Deficit accumulated during the development stage	(21,870)		(30,915)

Total stockholders’ deficit	(11,615)		(20,660)

Total liabilities and stockholders' deficit	$1,510	$	---

See accompanying notes to financial statements.

RED CARPET ENTERTAINMENT, INC.
(a development stage company)

STATEMENTS OF OPERATIONS

					April 8, 2002
	YEAR ENDED DEC. 31,				(INCEPTION) -
	2003		2004		DEC. 31, 2004
Net revenues		$200		$-	$3,594

Operating expenses
Advertising		-		-	400
Auto expense		487		50	537
Event expense		-		-	2,000
Office supplies		1,953		150	3,172
Legal and professional		7,750		7,500	24,237
Printing and reproduction		2,059		500	2,559
Travel and entertainment		159		845	1,604

Total operating expenses		12,408		9,045	34,509

Loss from operations		(12,208)		(9,045)	(30,915)

Provision for income tax expense (benefit)		---		---	---

Net loss/comprehensive loss		$(12,208)		$(9,045)	$(30,915)

Net income per common share — basic and diluted	$	---	$	---	$ ---

Weighted average of common shares — basic and diluted		3,142,500		3,142,500	3,096,052

See accompanying notes to financial statements.

RED CARPET ENTERTAINMENT, INC.
(a development stage company)

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

April 8, 2002 (INCEPTION) THROUGH DECEMBER 31, 2004

	COMMON STOCK			ADDITIONAL
	SHARES	AMOUNT		PAID-IN CAPITAL	Deficit Accumulated During Development Stage		TOTAL

Balance, April 8, 2002	---	$	---	$ ---	$	---	$	---

Issuance of common stock,
April 9, 2002	2,500,000		2,500	2,500		---		5,000

Issuance of common stock,
May 25, 2002	130,000		130	---		---		130

Issuance of common stock,
June 7 -30, 2002	512,500		512	4,613		---		5,125

Net loss/comprehensive loss	---		---	---		(9,662)		(9,662)

Balance, December 31, 2002	3,142,500		$3,142	$7,113		$(9,662)		$(593)

Net loss/comprehensive loss	---		---	---		(12,208)		(12,208)

Balance, December 31, 2003	3,142,500		$3,142	$7,113		$(21,870)		$(11,615)

Net loss/comprehensive loss	---		---	---		(9,045)		(9,045)

Balance, December 31, 2004	3,142,500		$3,142	$7,113		$(30,915)		$(20,660)

See accompanying notes to financial statements.

RED CARPET ENTERTAINMENT, INC.
(a development stage company)

STATEMENTS OF CASH FLOWS

					April 8, 2002
	YEAR ENDED DEC. 31,				(INCEPTION) -
	2003		2004		DEC. 31, 2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss		$(12,208)		$(9,045)		$(30,915)
Adjustments to reconcile net loss to net cash used in operating activities
Cost of services paid for with common stock		---		---		130
Changes in operating assets and liabilities		---		---
Increase in accounts payable and accrued expenses		7,500		7,535		20,660

Net cash used in operating activities		(4,708)		(1,570)		(10,125)

CASH FLOWS FROM INVESTING ACTIVITIES		---		---		---

Net cash provided by investing activities		---		---		---

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock		---		---		10,125

Net cash provided by financing activities		---		---		10,125

NET INCREASE (DECREASE) IN CASH		(4,708)		(1,510)		---

CASH, beginning of period		6,218		1,510		---

CASH, end of period		$1,510	$	---	$	---

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Income taxes paid	$	---	$	---	$	---
Interest paid	$	---	$	---	$	---

See accompanying notes to financial statements.

RED CARPET ENTERTAINMENT, INC.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004 AND 2003

NOTE 1 - BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES

Business Description - Red Carpet Entertainment, Inc. (the “Company”) was incorporated in the state of Nevada on April 8, 2002. The Company is a full service special event planning and management company specializing in weddings and special occasions.  The Company is headquartered in Brea, California.

Cash and Cash Equivalents - For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments - The carrying value of cash and accounts payable and accrued expenses approximate their fair value due to the short period to maturity of these instruments.

Recognition of Revenues - The Company records revenues of its services when they are complete, fee is fixed or determinable and collectibility is reasonably assured.

Income Taxes - The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Net Loss per Common Share - The Company has adopted the provisions of Statement of Financial Accounting Standards No. 128, “Earnings Per Share” (“SFAS 128”). SFAS 128 requires the reporting of basic and diluted earnings/loss per share. Basic loss per share is calculated by dividing net loss by the weighted average number of outstanding common shares during the period.

Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RED CARPET ENTERTAINMENT, INC.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004 AND 2003

NOTE 2 - GOING CONCERN

As shown in the accompanying financial statements, the Company has incurred a net operating loss of $30,915 since inception through December 31, 2004.

The Company is subject to those risks associated with development stage companies. The Company has sustained losses since inception and additional financing may be required by the Company to fund its development activities and to support operations. However, there is no assurance that the Company will be able to obtain additional financing. Furthermore, there is no assurance that the Company will be able to introduce new services on a continual and timely basis so that profitable operations can be attained.

NOTE 3 - ACCRUED EXPENSES

Accrued Wages and Compensated Absences - The Company does not have any employees. The majority of development costs and services have been provided to the Company by the founders and outside, third party vendors. As such, there is no accrual for wages or compensated absences as of December 31, 2004.

NOTE 4 - COMMON STOCK

On April 9, 2002, the Company issued 2,500,000 of its common stock to its officers for cash of $5,000. Since there was no readily available market value at the time of issuance, the value of $0.001 per share was considered as a reasonable estimate of fair value between the Company and the officers.

On May 25, 2002, the Company issued 130,000 shares of its common stock to various individuals for legal services in connection with the initial start-up costs incurred. Since there was no readily available market value at the time of issuance, the value of $0.001 per share was considered as a reasonable estimate of fair value by all parties.

On July 28, 2002, the Company completed a “best efforts” offering of its common stock pursuant to the provisions of Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated by the Securities and Exchange Commission. In accordance with the Private Placement Memorandum Offering, which was initiated on May 28, 2002, the Company issued 512,500 shares of its common stock at $0.01 per share for a total of $5,125.

NOTE 5 - INCOME TAXES

At December 31, 2004, the Company has available for federal income tax purposes a net operating loss carry forward of approximately $30,915, expiring 2022, that may be used to offset future taxable income. Therefore, no provision for income taxes has been provided.

RED CARPET ENTERTAINMENT, INC.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004 AND 2003

NOTE 6 - RELATED PARTY TRANSACTIONS

On April 9, 2002, the Company issued 2,500,000 shares of its common stock to it current officers for cash as described in Note 4.

NOTE 7 - SUBSEQUENT EVENT

On June 30, 2005, the Company acquired  95% of the outstanding common stock and the assumption of certain liabilities of Landes Daily, Inc. a California corporation ("Landes"), in exchange for 3,800,000 shares of the Company's common stock.

LANDES DAILY, INC.
(A Development Stage Company)

REPORT AND FINANCIAL STATEMENTS

DECEMBER 31, 2004

LANDES DAILY, INC.
  (A Development Stage Company)

CONTENTS

Page

Independent Auditors’ Report	46

Financial Statements

Balance Sheet	47

Statement of Operations	48

Statement of Changes in Stockholders’ Equity	49

Statement of Cash Flows	50

Notes to Financial Statements	51-53

Independent Auditors’ Report

December 6, 2005

To the Stockholders of
Landes Daily, Inc.
Vernon, California

We have audited the accompanying balance sheet of Landes Daily, Inc. (a development stage company) as of December 31, 2004 and the related statements of operations, changes in stockholder’s deficit, and cash flows for the period October 14, 2004 (inception) through December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Landes Daily, Inc. (a development stage company) as of December 31, 2004, and the results of its operations and its cash flows for the period October 14, 2004 (inception) through December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

/s/ Hall & Company
HALL & COMPANY
Irvine, California

LANDES DAILY, INC.
(A Development Stage Company)

BALANCE SHEET

DECEMBER 31, 2004

ASSETS

CURRENT ASSETS
Cash	$188
Factor receivable, net of allowance of $3,070	13,226
Inventory	39,567

Total current assets	52,981

FURNITURE AND EQUIPMENT, net of accumulated depreciation of $266	5,063

Total assets	$58,044

LIABILITIES AND STOCKHOLDER’S DEFICIT

CURRENT LIABILITIES
Accounts payable	$23,202
Income taxes payable	800
Notes payable to stockholders	80,820

Total current liabilities	104,822

STOCKHOLDER’S DEFICIT
Common stock, $1 par value;
Authorized shares - 100,000
Issued and outstanding shares - 1,000	1,000
Deficit accumulated during the development stage	(47,778)

Total stockholder’s deficit	(46,778)

Total liabilities and stockholder’s deficit	$58,044

See accompanying notes to financial statements.

LANDES DAILY, INC.
(A Development Stage Company)

STATEMENT OF OPERATIONS

OCTOBER 14, 2004 (INCEPTION) THROUGH DECEMBER 31, 2004

NET REVENUES	$64,007

COST OF GOODS SOLD	28,776

GROSS PROFIT	35,231

OPERATING EXPENSES
Advertising	12,240
Auto expense	569
Bank fees	238
Depreciation expense	266
Factor fees	1,604
Insurance	692
Legal and professional	2,450
Office expense	2,787
Rent	7,000
Repairs and maintenance	1,000
Research and development	31,000
Shipping	749
Telephone and utilities	1,974
Travel	19,640

TOTAL OPERATING EXPENSES	82,209

LOSS FROM OPERATIONS	(46,978)

PROVISION FOR INCOME TAXES	800

NET LOSS / COMPREHENSIVE LOSS	$(47,778)

Net loss per common share — basic and diluted	$(47.78)

Weighted average of common shares — basic and diluted	1,000

See accompanying notes to financial statements.

LANDES DAILY, INC.
(A Development Stage Company)

STATEMENTS OF CHANGES IN STOCKHOLDER’S DEFICIT

OCTOBER 14, 2004 (INCEPTION) THROUGH DECEMBER 31, 2004

	COMMON STOCK
	SHARES	AMOUNT		ACCUMULATED DEFICIT		TOTAL
Balance, October 14, 2004	---	$	---	$	---	$	$---

Issuance of common stock,
October 14, 2004	1,000		1,000		---		1,000

Net loss/comprehensive loss	---		---		(47,778)		(47,778)

Balance, December 31, 2004	1,000		$1,000		$(47,778)		(46,778)

See accompanying notes to financial statements.

LANDES DAILY, INC.
(A Development Stage Company)

STATEMENT OF CASH FLOWS

OCTOBER 14, 2004 (INCEPTION) THROUGH DECEMBER 31, 2004

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss		$(47,778)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation		266
Changes in operating assets and liabilities:
Increase in factor receivable		(13,226)
Increase in inventory		(39,567)
Increase in accounts payable		23,202
Increase in income taxes payable		800

Net cash used by operating activities		(76,303)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment		(5,329)

Net cash used by investing activities		(5,329)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of notes payable to stockholders		139,425
Repayment of notes payable to stockholders		(58,605)
Proceeds from issuance of common stock		1,000

Net cash provided by financing activities		81,820

NET INCREASE IN CASH		188

CASH, beginning of period		---

CASH, end of period		$188

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Income taxes paid	$	---
Interest paid	$	---

See accompanying notes to financial statements.

LANDES DAILY, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

NOTE 1 - BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES

Business Description - Landes Daily, Inc. (the “Company”) was incorporated in the state of California on October 14, 2004. The Company designs, produces and distributes men’s and women’s designer apparel throughout the United States. The Company is headquartered in Vernon, California. The Company’s financial statements are presented in accordance with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents - For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents. For the period ended December 31, 2004, the Company had no cash equivalents.

Inventory - Inventory consists mainly of raw materials and is stated at the lower of cost or market; cost is determined on the first-in, first out method.

Furniture and Equipment - Furniture and equipment are stated at cost. Expenditures for maintenance and repairs are charged against operations. Depreciation is computed for financial reporting purposes using the straight-line method over a useful life of five years.

Fair Value of Financial Instruments - The carrying value of cash on hand, receivables, and payables approximate their fair value due to the short period to maturity of these instruments.

Income Taxes - The Company has elected to be an S corporation under the Internal Revenue Code and the laws of the State of California. In lieu of corporation income taxes, each stockholder is taxed on their proportionate share of the Company’s taxable income on their respective federal and state individual income tax returns. For California purposes, state income tax is assessed at a rate of one and one-half percent (1.5%) of taxable income, with an annual minimum tax of $800.

Recognition of Revenues and Cost of Goods Sold - The Company records revenues of its services when they are complete, fee is fixed or determinable and collectibility is reasonably assured. Cost of goods sold consists of raw material costs and production/distribution costs.

Advertising Costs - The Company expenses advertising costs as incurred.

Net Loss per Common Share - The Company has adopted the provisions of Statement of Financial Accounting Standards No. 128, “Earnings Per Share” (“SFAS 128”). SFAS 128 requires the reporting of basic and diluted earnings/loss per share. Basic loss per share is calculated by dividing net loss by the weighted average number of outstanding common shares during the period.

LANDES DAILY, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

NOTE 1 - BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

Comprehensive Income - The Company applies Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income” (“SFAS 130”). SFAS 130 establishes standards for the reporting and display of comprehensive income or loss, requiring its components to be reported in a financial statement that is displayed with the same prominence as other financial statements. For the period ended December 31, 2004, the Company had no other components of comprehensive loss other than net loss as reported on the statement of operations.

Accounting Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the proprietor to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 - CONTINGENCIES

As shown in the accompanying financial statements, the Company has incurred a net operating loss of $47,778 since inception through December 31, 2004.

The Company is subject to those risks associated with development stage companies. The Company has sustained losses since inception and additional financing may be required by the Company to fund its development activities and to support operations. However, there is no assurance that the Company will be able to obtain additional financing. Furthermore, there is no assurance that rapid technological changes, changing customer needs and evolving industry standards will enable the Company to introduce new products on a continual and timely basis so that profitable operations can be attained.

NOTE 3 - ACCRUED EXPENSES

Accrued Wages and Compensated Absences - The Company currently does not have any employees. The majority of development costs and services have been provided to the Company by the founders and outside, third party vendors. As such, there is no accrual for wages or compensated absences as of December 31, 2004.

LANDES DAILY, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

NOTE 4 - COMMON STOCK

On October 14, 2004, the Company issued 1,000 of its common stock to its officers for cash of $1,000. Since there was no readily available market value at the time of issuance, the value of $1.00 per share was considered as a reasonable estimate of fair value between the Company and the officers.

NOTE 5 - NOTES PAYABLE TO STOCKHOLDERS

In 2004, the stockholders loaned the Company $139,425. The notes do not bear interest and repayment is made as cash becomes available. Payments totaling $58,605 were made on the notes in 2004 and the balance on the notes amounted to $80,820 of December 31, 2004.

NOTE 6 - COMMITMENTS

Factoring Agreement - The Company entered into an accounts receivable factoring agreement with a finance corporation in November 2004 which provides for the purchase of accounts receivable for the gross amount of the respective invoices, less factoring fees or commissions, trade and cash discounts and other allowances. In the event of non-payment by a customer, the finance corporation has recourse with the Company for the full amount of the customer obligation. The finance corporation also has the right to retain portions of the proceeds as reserves for the payment and performance of any and all obligations. The allowance for chargebacks amounted to $3,070 at December 31, 2004.

Under the agreement, commission fees are charged at a negotiated percentage rate of the gross face amount of all accounts factored, with an additional fractional percentage for each account over 60 days. The Company is obligated to pay a minimum commission fee of $1,000 per month. Commissions, interest and other factoring fees totaled $1,104 for the period ended December 31, 2004. The net outstanding balance of collections due the Company at December 31, 2004, amounted to $16,296.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

In October 2005, our Board of Directors appointed Hall & Co., independent registered public accounting firm, to audit our financial statements for the period from April 8, 2002, our date of formation, through December 31, 2004. Prior to our appointment of Hall & Co. as our auditor, our financial statements had not been audited. Prior to engaging Hall & Co., we had not consulted with them on the application of accounting principles to a specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements. There have been no disagreements with our accountant since our formation required to be disclosed pursuant to Item 304 of Regulation S-B.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered by us has been passed upon by Karin Carter, Esq., located in Dublin, CA.

EXPERTS

Our financial statements for the period from April 8, 2002, our date of formation, through December 31, 2004, appearing in this prospectus which is part of a Registration Statement have been audited by Hall & Co. and are included in reliance upon such reports given upon the authority of Hall & Co. as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information regarding us and our common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

Article Seven of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or
•	for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution

We will pay all expenses in connection with the registration and sale of our common stock. None of the expenses will be paid by the selling security holders. The estimated expenses of issuance and distribution are set forth below.

Registration Fees	Approximately	$45.07
Transfer Agent Fees	Approximately	$350.00
Costs of Printing and Engraving	Approximately	$500.00
Legal Fees	Approximately	$10,000.00
Accounting Fees	Approximately	$30,000.00

Recent Sales of Unregistered Securities

There have been no sales of unregistered securities within the last three years, which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

In April 2002, we issued 1,250,000 shares of our common stock to Chris Johnson and 1,250,000 shares of our common stock to Stephen Johnson, who were our founders and were our officers and directors at inception and through 2005. These shares were issued in exchange for cash of $5,000, or $.002 per share. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, which exemption is specified by the provisions of Section 4(2) of that act. We believe that our founders had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of the prospective investment. In addition, our founders had sufficient access to material information about us because they also served as our officers and directors.

In May 2002, we issued 130,000 shares to six employees of the law firm that represented us at the time in exchange for services to us valued at $130 or $.001 per share. This transaction was not registered under the Act in reliance on the exemption from registration in Section 4(2) of the Act, as a transaction not involving any public offering. The securities were issued to these employees, who by virtue of that relationship were familiar with our business and was able to assess the risks and merits of the investment.

In June 2002, we issued 512,500 shares of our common stock to twenty-four investors for $0.01 per share. The shares were issued as a result of a private placement offering. There was no general solicitation used in this offering. The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Rule 506 of Regulation D promulgated pursuant to that act by the Securities and Exchange Commission. Specifically, the offer was made to "accredited investors", as that term is defined under applicable federal and state securities laws, and no more than 35 non-accredited investors. We believe that each purchaser who was not an accredited investor has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment. Each investor was given adequate access to sufficient information about us to make an informed investment decision. There were no commissions paid on the sale of these shares. The gross proceeds to us were $5,125.

On June 30, 2005, we sold 350,000 shares of our common stock to one investor at $0.50 per share or gross proceeds of $175,000. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 5 of that act and Regulation S. There were no commissions paid on the sale of these shares. The investor was a non-U.S. person and the sale was made in an offshore transaction. No directed selling efforts were made in the United States by us or any person acting on our behalf. The offer or sale was not made to a U.S. person or for the account or benefit of a U.S. person. The purchaser of the securities certified that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person. The purchaser of the securities has agreed to resell such securities only in accordance with the provisions of Regulation S or pursuant to registration under the Securities Act of 1933. The shares of common stock issued to the purchaser contain a legend to the effect that transfer is prohibited except in accordance with the provisions of this Regulation S or pursuant to registration under the Securities Act of 1933. We will not register any transfer of the securities unless such transfer is made in accordance with the provisions of Regulation S or pursuant to registration under the Securities Act of 1933.

On June 30, 2005, we sold 350,000 shares of our common stock to one investor at $0.50 per share, or gross proceeds of $175,000. The shares were issued as a result of a private placement offering. There was no general solicitation used in this offering. The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Rule 506 of Regulation D promulgated pursuant to that act by the Securities and Exchange Commission. Specifically, the offer was made to "accredited investors", as that term is defined under applicable federal and state securities laws, and no more than 35 non-accredited investors. We believe that each purchaser who was not an accredited investor has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment. Each investor was given adequate access to sufficient information about us to make an informed investment decision. There were no commissions paid on the sale of these shares
.
On June 30, 2005, we issued 3,800,000 shares to Rich Landes and Renee Raimondi pursuant to the terms of a formal Share Purchase Agreement with Rich Landes, Renee Raimondi and Landes Daily, Inc. in exchange for 950 of the issued and outstanding shares of Landes Daily, Inc. These shares were valued at $0.001 per share, as a reasonable estimate of far value by the parties to these transactions, as there was no market for the shares at that time. These transactions were not registered under the Act in reliance on the exemption from registration in Section 4(2) of the Act, as transactions not involving any public offering. We believe that Ms Raimondi and Mr. Landes have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the prospective investment. The securities were granted to our officers and directors, who by virtue of that relationship were familiar with our business and were able to assess the risks and merits of the investment.

Exhibits

Copies of the following documents are filed with this registration statement, Form SB-2, as exhibits:

Exhibit No.

1.	Underwriting Agreement (not applicable)

3.1	Articles of Incorporation

3.2	Bylaws

4.	Share Purchase Agreement with Landes Daily, Inc.

5.	Executed Opinion Re: Legality

8.	Opinion Re: Tax Matters (not applicable)

11.	Statement Re: Computation of Per Share Earnings*

21	Subsidiary

23	Consent of Auditors

23.2	Consent of Counsel**

*Included in Financial Statements
**Included in Exhibit 5

Undertakings

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B. We hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To specify in the prospectus any facts or events arising after the effective date of the registration statement, or most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b), Section 230.424(b) of Regulation S-B, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the city of Vernon, State of California, on January 20, 2006.

Red Carpet Entertainment, Inc., a Nevada corporation

/s/ Renee Raimondi
Renee Raimondi
principal executive officer president, director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

/s/ Renee Raimondi	January 20, 2006
Renee Raimondi
principal executive officer, principal financial and accounting officer, president, treasurer, director

/s/ Rich Landes	January 20, 2006
Rich Landes
secretary, director

/s/ Chris Johnson	January 20, 2006
Chris Johnson
director